UJB FINANCIAL CORP.                                                                                 Exhibit (99)E
CONSOLIDATED AVERAGE BALANCE SHEETS WITH RESULTANT INTEREST AND RATES
(Tax-equivalent basis, dollars in thousands)

                                                               Nine Months Ended September 30,
                                              -------------------------------------------------------------
                                                             1995                            1994
                                              -----------------------------   -----------------------------
                                                Average             Average     Average             Average
                                                Balance    Interest  Rate       Balance    Interest  Rate
                                              ------------ -------- -------   ------------ -------- -------
ASSETS
Interest earning assets:
  Federal funds sold and securities purchased
    under agreements to resell               $     49,782 $   2,603   6.99 % $     11,308 $     255   3.01 %
  Interest bearing deposits with banks             11,656       510   5.85         16,700       434   3.47
  Trading account securities                       29,789     1,377   6.18         28,862       640   2.96
  Investment securities available for sale        267,284    13,301   6.64        742,865    30,442   5.46
  Investment securities:
    U.S. Government and Federal agencies        1,887,003    85,269   6.03      1,814,563    78,520   5.77
    States and political subdivisions             302,522    22,510   9.92        318,857    25,614  10.71
    Other securities                            1,673,932    76,696   6.11      1,546,233    62,628   5.40
                                              ------------ -------- -------   ------------ -------- -------
      Total investment securities               3,863,457   184,475   6.37      3,679,653   166,762   6.04
                                              ------------ -------- -------   ------------ -------- -------
  Loans:
    Commercial                                  4,551,291   295,261   8.67      4,392,664   242,739   7.39
    Mortgage                                    2,949,722   181,042   8.18      2,504,403   146,090   7.78
    Instalment                                  2,299,285   149,627   8.70      2,089,200   124,344   7.96
                                              ------------ -------- -------   ------------ -------- -------
      Total loans                               9,800,298   625,930   8.54      8,986,267   513,173   7.64
                                              ------------ -------- -------   ------------ -------- -------
      Total interest earning assets            14,022,266   828,196   7.90     13,465,655   711,706   7.07
                                              ------------ -------- -------   ------------ -------- -------
Non-interest earning assets:
  Cash and due from banks                         834,885                         886,278
  Allowance for loan losses                      (209,894)                       (248,906)
  Other assets                                    632,654                         587,185
                                              ------------                    ------------
      Total non-interest earning assets         1,257,645                       1,224,557
                                              ------------                    ------------
TOTAL ASSETS                                 $ 15,279,911                    $ 14,690,212
                                              ============                    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
  Savings deposits                           $  5,079,477    86,015   2.26   $  5,588,683    85,891   2.05
  Other time deposits                           4,027,186   153,042   5.08      3,033,907    87,861   3.87
  Commercial certificates of deposit
    $100,000 and over                             441,088    18,860   5.72        304,773     8,256   3.62
                                              ------------ -------- -------   ------------ -------- -------
      Total interest bearing deposits           9,547,751   257,917   3.61      8,927,363   182,008   2.73
                                              ------------ -------- -------   ------------ -------- -------
  Commercial paper                                 48,615     2,082   5.73         45,666     1,280   3.75
  Other borrowed funds                          1,076,756    60,532   7.52      1,377,173    47,916   4.65
  Long-term debt                                  205,690    13,194   8.55        213,209    13,694   8.56
                                              ------------ -------- -------   ------------ -------- -------
    Total interest bearing liabilities         10,878,812   333,725   4.10     10,563,411   244,898   3.10
                                              ------------ -------- -------   ------------ -------- -------
Non-interest bearing liabilities:
  Demand deposits                               2,973,720                       2,861,635
  Other liabilities                               251,495                         206,553
                                              ------------                    ------------
    Total non-interest bearing liabilities      3,225,215                       3,068,188
Shareholders' equity                            1,175,884                       1,058,613
                                              ------------                    ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $ 15,279,911                    $ 14,690,212
                                              ============                    ============
Net Interest Income (tax-equivalent basis)                  494,471   3.80 %                466,808   3.97 %
                                                                    =======                         =======
Tax-equivalent basis adjustment                             (10,197)                        (11,504)
                                                           ---------                       ---------
Net Interest Income                                       $ 484,274                       $ 455,304
                                                           =========                       =========
Net Interest Income as a Percent of Interest
  Earning Assets (tax-equivalent basis)                               4.71 %                          4.63 %
                                                                    =======                         =======

Note: -The tax-equivalent adjustment was computed based on a Federal income tax rate of 35% for 1995 and 1994.

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